UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2018

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 286-7000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2018 the Company’s three operating subsidiaries, Sears Authorized Hometown Stores, LLC, Sears Home Appliance Showrooms, LLC, and Sears Outlet Stores, L.L.C. (together these subsidiaries are referred to as the “Borrowers”), and the Company, as guarantor, entered into a Term Loan Credit Agreement with Gordon Brothers Finance Company, as agent, lead arranger, and sole bookrunner, and Gordon Brothers Finance Company, LLC as lender (the “Term Loan Agreement”). The Term Loan Agreement provides for a $40 million term loan (the “Term Loan”), which amount the Company has borrowed in accordance with and subject to the terms and conditions of the Term Loan Agreement.

The Term Loan will mature on the earliest of (1) the maturity date specified in the Company’s Amended and Restated Credit Agreement, dated as of November 1, 2016, among the Company, the Borrowers, the lenders thereto, and Bank of America, N.A., as agent (the “Senior ABL Facility”), (2) February 16, 2023, and (3) acceleration of the maturity date following an event of default in accordance with the Term Loan Agreement.

The Term Loan Agreement is secured by a second lien security interest (subordinate only to the liens securing the Senior ABL Facility) on substantially all the assets of the Company and its subsidiaries (the same assets as the assets specified with respect to the Senior ABL Facility), including without limitation accounts receivable, inventory, general intangibles, investment property, equipment, cash, cash equivalents, deposit accounts and securities accounts, as well as other assets (other than intellectual property and fee-owned interests in real property) ancillary to any of the foregoing and all proceeds of any of the foregoing, including cash proceeds and the proceeds of applicable insurance. The Term Loan Agreement is guaranteed by the Company and each of its existing and future direct and indirect wholly owned domestic subsidiaries (other than specified immaterial subsidiaries).

The Term Loan is subject to mandatory prepayment in amounts equal to the amount by which the outstanding Term Loan exceeds the borrowing base specified in the Term Loan Agreement plus a reserve to be established and maintained against the borrowing base for the Senior ABL Facility (the “push-down reserve”), which reserve would be equal to the amount of total outstandings under the Term Loan Agreement that exceed the Term Loan Agreement’s borrowing base, if such excess were to arise. The Company may not reborrow amounts prepaid.

The interest rate applicable to the Term Loan under the Term Loan Agreement is a fluctuating rate of interest (payable monthly) equal to the greater of (1) three-month LIBOR plus 8.5% per annum and (2) a minimum interest rate of 9.5% per annum.

Customary fees are payable in respect of the Term Loan Agreement, including a commitment fee and an early prepayment fee.

The Term Loan Agreement includes a number of negative covenants that, among other things, limit or restrict the ability of the Company, the Borrowers, and the Company’s other subsidiaries to, subject to exceptions, incur additional indebtedness (including guarantees), grant liens, make investments, make dividends or other distributions with respect to, or repurchase, the Company’s capital stock, make prepayments on other indebtedness, engage in mergers, or change the nature of the business of the Company, the Borrowers, or the Company’s other subsidiaries. In addition, upon excess availability falling below a specified level or the occurrence of an event of default the Company would be subject to a cash dominion requirement. The Term Loan Agreement also provides that the Borrowers will not permit availability under the Term Loan Agreement and the Senior ABL Facility to be less than 10% of a combined loan cap.

The Term Loan Agreement also contains affirmative covenants applicable to the Company, the Borrowers, and the Company’s other subsidiaries, including, among others, financial and other reporting and notification requirements, maintenance of properties, inspection rights, and physical inventories. The Company and the Borrowers also agree that the Company and the Borrowers will cause the push-down reserve to be established and maintained when and if required by the Term Loan Agreement. The Term Loan Agreement borrowing base generally means specified amounts of credit card receivables and inventory (net of reserves), minus the loan cap for the Senior ABL Facility and availability reserves.

The Term Loan Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default to the Senior ABL Facility and other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of the Term Loan Agreement and the other related loan documents (including the guarantees or security interests provided therein), material judgments, and change of control.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement and the related Guaranty and Security Agreement, copies of which are attached hereto as Exhibits 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 20, 2018 the Company issued a news release announcing the Term Loan Agreement. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including the news release incorporated in this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed in the accompanying “Exhibit Index” have been filed as part of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: February 20, 2018

Exhibit Index

Exhibit Number	Exhibit Description
10.1(1)
Term Loan Credit Agreement dated February 16, 2018 among the registrant, Sears Authorized Hometown Stores, LLC and the other borrowers party thereto, Gordon Brothers Finance Company, as agent, lead arranger, and sole bookrunner, and Gordon Brothers Finance Company, LLC as lender.

10.2(1)
Guaranty and Security Agreement dated February 16, 2018 made by the registrant, Sears Authorized Hometown Stores, LLC and the other borrowers party thereto in favor of Gordon Brothers Finance Company, as agent.

99.1(1)	The registrant's February 20, 2018 news release.

(1)	Furnished herewith.

1